UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2015

BELDEN INC.

(Exact Name of registrant as specified in charter)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of principal executive offices, including zip code)

(314) 854-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On January 2, 2015, Belden Inc., a Delaware corporation (“Belden”), completed its previously announced acquisition of VIA Holdings I, Inc., a Delaware corporation (the “Company”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated December 9, 2014, by and between Belden, the Company, Tahoe MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of Belden (“MergerSub”), and Thoma Bravo, LLC, a Delaware limited liability company, solely in its capacity as representative for the Company’s Stockholders, whereby MergerSub was merged with and into the Company, with the Company being the surviving entity (the “Merger”). Pursuant to the Merger, Belden became the parent company for the Company’s wholly-owned subsidiary, Tripwire, Inc.

A copy of the Merger Agreement is included as Exhibit 2.1 to the Current Report on Form 8-K filed by Belden on December 12, 2014 and is incorporated herein by reference. The foregoing description of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement filed with such Current Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 3, 2013, Belden and certain of its U.S. and foreign subsidiaries entered into a Credit Agreement (the “Credit Agreement”) by and among Belden, certain non-U.S. subsidiaries of Belden as the “Foreign Borrowers”, and certain other U.S. and non-U.S. subsidiaries of Belden party thereto as “Guarantors,” the several lenders and financial institutions party thereto as the “Lenders,” JPMorgan Chase Bank, N.A., as “Administrative Agent”, Wells Fargo Bank, National Association, as Syndication Agent, U.S. Bank National Association, HSBC Bank USA, National Association and Citibank, N.A., as Co-Documentation Agents, and J.P. Morgan Securities LLC and Wells Fargo Bank, National Association, as Joint Bookrunners and Joint Lead Arrangers.

The Credit Agreement provided Belden with a five year $400 million multicurrency asset-based revolving credit facility (the “Credit Facility”).

In connection with the Merger and in order to fund the acquisition of the Company, Belden and its Canadian subsidiary, Belden Canada Inc. (the “Canadian Borrower”), collectively borrowed $200 million under the Credit Facility. Of the $200 million, $185 million was drawn by Belden effective as of January 2, 2015 (the “U.S. Borrowing”). The U.S. Borrowing is denominated in U.S. Dollars, with a duration of two months and a per annum interest rate of 2-month LIBOR plus 1.75%, or 2.00%. The remaining $15 million was drawn by the Canadian Borrower effective as of January 2, 2015 (the “Canadian Borrowing”). The Canadian Borrowing is denominated in U.S. Dollars, with a duration of one month and a per annum interest rate of one-month LIBOR plus 1.75%, or 1.9375%.

The information set forth in Item 1.01 of the Current Report on Form 8-K filed by Belden on October 9, 2013 is hereby incorporated herein by reference.

ITEM 8.01	Other Events.

The press release announcing the closing of the Merger is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Financial statements as required by Regulation S-X shall be subsequently filed by amendment within 71 calendar days of the due date of this Current Report on Form 8-K as permitted by Item 9.01(a)(4) of Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: January 7, 2015	By:	/s/ Kevin Bloomfield
	Name:	Kevin Bloomfield
	Title:	Senior Vice President, Secretary and
General Counsel